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                                                                      EXHIBIT 21


             NAME OF SUBSIDIARY            STATE OF INCORPORATION
             ------------------            ----------------------
          Mid-America Centers Corp.               Nebraska
     (formerly Dial Enterprises Corp.)

                                       51